                                EXHIBIT 10.120

                 AGREEMENT AND AMENDMENT TO SEVERANCE AGREEMENT

     This Agreement and Amendment to Severance Agreement (the "Agreement") is by and between Micron Technology, Inc., a Delaware corporation (the "Company"), and ((NAME)), an individual and Officer of the Company (the "Officer"), and is effective as of November 25, 1996 (the "Effective Date").

     WHEREAS, the Company and the Officer are parties to a Severance Agreement effective as of ((DATE)), (the "Severance Agreement"); and

     WHEREAS, the Company and the Officer desire to amend the Severance Agreement and to confirm their mutual understanding and agreement with respect thereto;

     NOW, THEREFORE, in consideration of mutual promises made herein, the parties agree as follows:

     1.   Consideration.  In consideration of the covenants and agreements made
          -------------
herein by the Officer, including but not limited to the agreement to amend the Severance Agreement as set forth in Paragraph 2 below, the Company agrees (i) to accelerate certain benefits under the Company's Executive Bonus Plan (the "Bonus Plan") and to provide certain additional benefits as set forth in Paragraph 3 below, and (ii) to accelerate the vesting of the Officer's stock options as provided in Paragraph 4 below.

     2.   Amendment to Severance Agreement.  Paragraph 2(a) of the Severance
          --------------------------------
Agreement (relating to the "Transition Period") shall be amended by substituting "six months" for "two years." Except as expressly modified by Paragraphs 2 and 5 of this Agreement, the Severance Agreement shall remain in full force and effect according to its terms.

     3.   Cash Payment/Discount Stock Options.  The Company shall calculate a
          -----------------------------------
benefit amount (the "Benefit Amount") equal to the sum of (i) any unpaid amounts attributable to fiscal years of the Company that ended prior to the Effective Date that would be payable to the Officer under the Bonus Plan in 1999 and 2000 under the terms of that Plan assuming the Officer remained employed by the Company through such dates (the "Accelerated Bonus Amount"), and (ii) 1-1/2 times the Officer's current base salary (the "Salary Amount"). Within ten (10) business days following the Effective Date, the Company shall pay to the Officer, in cash, an amount equal to one-half the Benefit Amount, less applicable withholding. In addition, the Company shall grant, as of the Effective Date, one or more stock options under either of the Company's stock option plans for a number of shares determined by dividing one-half of the Benefit Amount by the "option price discount." For this purpose, the "option price discount" shall mean an amount equal to 75% of the fair market value of the Company's common stock as of November 25, 1996 (the determination date).
For this purpose, "fair market value" shall be determined in accordance with the terms of the applicable stock option plan. The exercise price attributable to such option or options shall be 25% of the fair market value as so determined. Any shares issuable to the Officer in connection with the option or options granted pursuant to this Paragraph 3 may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by laws of descent or distribution until the second anniversary of the Effective Date. The benefits payable to the Officer under this Paragraph 3 shall be in complete satisfaction of the Officer's rights to any payments in 1999 or 2000 under the Bonus Plan attributable to fiscal years of the Company that ended prior to the Effective Date, and the Officer shall have no further rights to such amounts.

     4.   Option Acceleration.  As of the Effective Date, any Company stock
          -------------------
options held by the Officer immediately prior to the Effective Date which would vest and become exercisable at any time during calendar years 1997 and 1998 (assuming the Officer's continued employment) shall vest and become exercisable on the Effective Date. In all other respects, vesting and exercisability with respect to such options shall remain the same and shall not accelerate except as otherwise required under the terms of the applicable option plan. Except as expressly modified by this Paragraph 4, such options shall remain in full force and effect according to their terms.

     5.   Agreement not to Compete or Solicit.  As further consideration for the
          -----------------------------------
promise made herein by the Company, the Officer agrees to execute, effective as of the Effective Date, Attachment 1 hereto ("Agreement not to Compete or Solicit"), which agreement supersedes the noncompete provisions of Paragraph 2 of the Severance Agreement.

     6.   Miscellaneous.  This Agreement and the documents referred to herein
          -------------
represent the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

     IN WITNESS WHEREOF, the parties have executed their approval.


                                    MICRON TECHNOLOGY, INC.


Date:______________________         __________________________________________



Date:______________________         __________________________________________
                                    Officer

                                 ATTACHMENT 1
              TO "AGREEMENT AND AMENDMENT TO SEVERANCE AGREEMENT"
                                 BY AND BETWEEN
                            MICRON TECHNOLOGY, INC.
                                      AND
                                    /NAME/


                            MICRON TECHNOLOGY, INC.
                      AGREEMENT NOT TO COMPETE OR SOLICIT

          This Non-Competition Agreement ("Agreement") is made and entered into effective as of November 25, 1996, by and between Micron Technology, Inc., a
Delaware corporation ("Micron"), and   NAME~ ("Executive").

                                    RECITALS
                                    --------

          A. Executive is currently employed by Micron in the capacity of /TITLE/.

          B.   Micron is currently engaged in a highly competitive world-wide
business  of   designing, developing, manufacturing, and marketing semiconductor memory products (including, but not limited to, DRAM, SRAM, Flash and SGRAM), other silicon-based integrated circuit products (including but not limited to remote intelligent communications and field emission displays), personal computers, custom complex printed circuit boards, memory modules and system level assemblies.

          C. Executive's position with Micron is a position of trust and confidence which allows Executive access to confidential, proprietary and other information provided to Executive solely for use in a manner consistent with the best interests of Micron and consistent with Executive's duty of loyalty. For example, and not by way of limitation, Executive has access to confidential and proprietary information concerning Micron's (and its subsidiaries) manufacturing operations, assets (including strength of its patent portfolio), contracts, customers, personnel, strategic plans, prospects, research and development projects, technologies (both process and product), engineering and design capabilities, and financial strength.

          D. Micron and Executive have heretofore (or contemporaneously herewith) entered into a severance agreement effective as of DATE~, as amended (the "Severance Agreement") and "Agreement and Amendment to Severance Agreement" pursuant to which Micron has agreed to provide certain levels of remuneration to Executive in exchange for (a) the clarification of Executive's non-compete obligations under the Severance Agreement and (b) the modification of the Severance Agreement as set forth in the Executive's Agreement and Amendment to Severance Agreement.

                                   AGREEMENT

     In consideration of the foregoing, the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.   COVENANT NOT TO COMPETE. During the Period of Restriction, Executive shall
     -----------------------
not, alone or in association with others, as owner, shareholder, employee, officer, director, partner, lender, investor, consultant, principal, agent, independent contractor, co-venturer, or in any other capacity, directly or indirectly engage in, have a financial interest in, or be in any way connected or affiliated with or render advice or service to, any person, firm, business or enterprise In Competition With Micron.

     a.   Definitions.
          -----------

          (1) Period of Restriction.  The phrase "Period of  Restriction" as
              ---------------------
used throughout this Agreement is defined to mean the period commencing on the date of this Agreement and continuing during the term of Executive's employment with Micron and for a period of two (2) years after the Termination Date.

          (2) Termination Date.  The phrase "Termination Date" as used in the
              ----------------
prior paragraph and throughout this Agreement shall mean the date on which either Micron or Executive shall receive written notice from the other that Executive's active employment with Micron is terminated for any reason, voluntary or involuntary, with or without cause. In the event Executive's employment with Micron is terminated and Executive is later rehired by Micron in the same or any other position, the phrase "Termination Date" shall refer to the most recent effective date of Executive's termination from employment with Micron.

          (3) In Competition With Micron.  The phrase "In Competition With
              --------------------------
Micron" as used throughout this Agreement shall be deemed to include competition with Micron or its respective successors or assigns, or the businesses of any of them. A person, firm, business or enterprise is In Competition With Micron if it is engaged in the design, development, manufacture, or marketing of semiconductor memory products (including, but not limited to, DRAM, SRAM, Flash and SGRAM), other silicon-based integrated circuit products (including, but not limited to, remote intelligent communications and field emission displays), personal computers, custom complex printed circuit boards, memory modules and system level assemblies or any other business in which Micron, or any subsidiary or affiliate of Micron, is currently engaged or becomes engaged prior to the Termination Date, and any business which is substantially similar to or competitive with any such business. For purposes of this Agreement, and without limiting the generality of the foregoing, the parties agree and acknowledge that Texas Instruments, Phillips Semiconductor, Samsung, Mitsubishi, Motorola, LG Semicon, NEC, Hitachi, Fujitsu, Hyundai, Mosell Vitelic, Winbond, Vanguard, Advanced Micron Devices, Inc., IBM, Intel, SGS Thompson, Dallas Semiconductor, Pixtech, Kingston Technology Corp., PNY Electronics, Simple Technology, Compaq, Dell, Gateway, AST, Toshiba, and Apple are In Competition With Micron. Nothing in this Agreement shall be interpreted or construed to prevent Executive from purchasing or holding for investment less than 3% of outstanding capital stock of any corporation with a class of equity securities which are regularly traded either on a national securities exchange or in the over-the-counter market.

     b.   Acknowledgment of Reasonableness of Restrictions.  Executive
          ------------------------------------------------
specifically acknowledges and agrees that the nature of the limitations upon Executive's activities as specified herein, together with the duration and scope of such restrictions, are reasonable limitations on Executive's post-employment activities and that the restrictions are required to preserve, promote and protect the business, accounts, proprietary information and good-will of Micron and impose no greater restraint than is reasonably necessary to secure such protection.

     c.   Interpretation of Covenant.  In the event that any provision of this
          --------------------------
Covenant not to Compete shall be held invalid or unenforceable by a court of competent jurisdiction by reason of the duration or scope thereof, such invalidity or unenforceability shall attach only to the specific provision determined to be unenforceable and the covenant shall remain in full force and effect for the greatest time period and for the broadest scope permitted by applicable law. Executive and Micron intend that this Covenant not to Compete shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and one for each and every political subdivision of each and every other country where the Covenant not to Compete is effective.

2.   NON-INTERFERENCE OR SOLICITATION OR DIVERSION OF BUSINESS.  During the
     ---------------------------------------------------------
Period of Restriction, Executive shall not, directly or indirectly, personally or through others, contact, solicit, advise, encourage, induce, or consult any client, account, or customer of Micron for the purpose or with the effect of causing such client, account or customer to purchase, license or otherwise obtain products or services from a person, firm, business or entity In Competition With Micron. Similarly, during the Period of Restriction, Executive shall not, directly or indirectly interfere with the business relationship between Micron and its customers, dealers, distributors, suppliers, vendors, independent contractors, service providers, or other parties with which Micron has business relationships, or encourage or induce (or attempt to induce) any such party to terminate its relationship with Micron, or to modify the terms of such relationship in a manner adverse to the best interests of Micron.

3.   NON-SOLICITATION OF EMPLOYEES.  During the Period of Restriction, Executive
     -----------------------------
shall not directly or indirectly, personally or through others, (a) employ or solicit for employment, or advise or recommend to any other person, firm, business or entity that they employ or solicit for employment, any employee of Micron; provided however, that this paragraph shall not preclude Executive from giving an employment reference at the request of an employee of Micron or at the request of a prospective employer of such employee or (b) encourage, induce, attempt to induce, solicit or attempt to solicit any employee of Micron or any of its subsidiaries to leave his or her employment with Micron or any of its subsidiaries.

4.   CONFLICTING OBLIGATIONS.  Executive agrees that, during the term of
     -----------------------
Executive's employment with Micron, Executive will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which Micron is now engaged or becomes involved during the term of Executive's employment, nor will Executive engage in any other activities that conflict with Executive's obligations and duties to Micron.

5.   ACCOUNTING FOR PROFITS.  Executive covenants and agrees that in the event
     ----------------------
Executive violates any of Executive's restrictions or obligations under this Agreement Micron shall be entitled to an accounting and payment of all profits, compensation, commissions, remunerations or other benefits which Executive directly or indirectly has received and/or may receive as a result of, growing out of or in connection with the violation of any such restrictions or obligations. Executive and Micron acknowledge and agree that such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which Micron is or may be entitled at law, in equity or under this Agreement.

6.   INDEMNIFICATION. Without in any way limiting any other rights or remedies
     ---------------
otherwise available to Micron at law or in equity, Executive shall hold harmless and indemnify Micron from and against, and shall compensate and reimburse Micron for, any loss, damage, injury, decline in value, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys' fees) charge, cost (including costs of investigation) or expense of any nature (collectively, the "Damages") which are directly or indirectly suffered or incurred at any time by Micron, or to which Micron otherwise becomes subject (regardless of whether or not such Damages relate to a third party claim), and that arise from or are directly or indirectly connected with any breach of any covenant or obligation of Executive contained herein.

7.   ENTITLEMENT TO EQUITABLE RELIEF.    Micron and Executive acknowledge and
     -------------------------------
agree that the breach by Executive of any restriction or obligation under this Agreement will cause Micron substantial, immediate and irreparable harm, that the extent of damages will be difficult to measure, and, consequently, there is no adequate remedy at law in the event of such breach. Accordingly, Micron and Executive hereby agree that Micron shall be entitled to injunctive relief, without prejudice to any other right Micron may have in law or in equity under this Agreement, by bringing an appropriate action for such remedy in any court of competent jurisdiction which Micron, in its sole discretion, deems appropriate.

8.   GENERAL PROVISIONS.
     ------------------

     (a) Governing Law.  This Agreement shall be governed by and construed in
         -------------
accordance with the laws of the State of Idaho applicable to contracts entered into and to be performed entirely within such State.

     (b) Jurisdiction and Venue.  Micron and Executive acknowledge the personal
         ----------------------
jurisdiction of, and consent to venue in, the courts of the State of Idaho for any action arising out of or in any way related to the interpretation and enforcement of this Agreement.

     (c) Entire Agreement.  Except as otherwise specifically provided herein,
         ----------------
this Agreement sets forth the entire agreement and understanding between Micron and Executive relating to the subject matter hereof and supersedes all prior understandings and agreements with respect thereto, including, but not limited to, the noncompete provisions of Paragraph 2 of the Severance Agreement. No modification of or amendment to this Agreement, or any waiver of any rights under this Agreement, will be effective unless in a writing signed by the party to be charged. Any subsequent change or changes in Executive's duties, salary or compensation will not affect the validity or scope of this Agreement.

     (d) Severability.  If one or more of the provisions of this Agreement are
         ------------
deemed void by law, then the remaining provisions shall continue in full force and effect. This provision shall be construed and interpreted in a manner consistent with paragraph 1.c. of this Agreement.

     (e) Termination of Employment.  Nothing in this Agreement shall be
         -------------------------
construed to give to Executive any right to employment for any specific period of time, or to affect in any manner whatsoever the right or power of Micron to terminate Executive's employment, for any reason or no reason, with or without cause.

     (f) Legal Fees.  In any action to interpret or enforce the terms of this
         ----------
Agreement, whether in law or in equity, the prevailing party shall be entitled to recover its reasonable attorneys' fees, expert witness fees, and out-of-pocket costs incurred in connection with such action in addition to any other relief it may be awarded.

     (g) Successors and Assigns.  This Agreement will be binding upon
         ----------------------
Executive's heirs, executors, administrators and other legal representatives and will be for the benefit of Micron, its successors and assigns.

     (h) Counterparts.  This Agreement may be executed in one or more
         ------------
counterparts, each of which shall constitute an original, but all of which shall be deemed one and the same instrument.


     IN WITNESS WHEREOF, Micron and the Executive have executed this Agreement effective as of the date first set forth above.

MICRON:                          EXECUTIVE:


Signature: _________________________  Signature: ______________________________
       ((signature))                             ((NAME))
       ((sig_title_1))
       ((sig_title_2))